SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of
                        The Securities Exchange Act of 1934

                                 August 15, 2007
                                (Date of Report)


                            ALANCO TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                                    0-9437
                            (Commission File No.)

               Arizona                                  86-0220694
      (State or other jurisdiction)         ( IRS Employer Identification No.)

               15575 N 83RD WAY, SUITE 3, SCOTTSDALE, ARIZONA 85260
              (Address of Principal Executive Office)      (Zip Code)

                                  (480)607-1010
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( ) Written communication pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CRF 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
     Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4 ( c) under the Exchange Act (17 CFR 240.134-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On August 14, 2007, the Company completed the sale of 500,000 shares of the Company's Class A Common Stock and three-year warrants to purchase 200,000 common shares at an exercise price of $3.00 per share to non-affiliated investors. The Company received $1,023,000, net of costs, from the transaction.

On August 8, 2007, the Company filed a Form 8-K reporting previous sales of Common Stock and warrants. Including both the August 8th and 14th transactions, the Company has received a total of $4,750,000, net of costs, from the sale of 2,454,000 Class A Common shares and 981,600 warrants at a price of $3.00 per share. The Form 8-K filed on August 8, 2007 included transaction documents and form of documents as exhibits.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2007                       ALANCO TECHNOLOGIES, INC.
                                        By: /s/ John A. Carlson
                                           --------------------
                                           Chief Financial Officer